FOR IMMEDIATE RELEASE

For more information, contact:
Deb Thornton
Daegis
(916) 218-4779
dthornton@daegis.com

Daegis Reports Fiscal 2013 Second Quarter Financial Results

  GAAP Net Income of $252,000
  Cash Flow from Operations of $687,000
  Released Acumen Predictive Coding Solution

ROSEVILLE, Calif. – November 29, 2012 – Daegis Inc. (NASDAQ: DAEG), an eDiscovery and information management company, today announced financial results for its fiscal 2013 second quarter ended October 31, 2012.

Second quarter total revenue was $10.3 million, compared to $11.1 million in the second quarter last year. Electronic discovery revenue was $4.0 million, compared to $5.5 million in the comparable quarter last year. Total revenue for the database, archive and migration business segment was $6.3 million, compared to $5.5 million in the second quarter of fiscal 2012. Adjusted EBITDA was $1.7 million or 17% of revenue, compared to $2.3 million or 21% of revenue, in the comparable quarter last year (see reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income).

Second quarter GAAP net income was $252,000 or $0.01 per share, compared to net income of $795,000 or $0.05 per share in the second quarter of fiscal 2012. Non-GAAP net income was $978,000 or $0.07 per share, compared to $1.4 million or $0.10 per share in the same quarter last year (see reconciliation table). The Company generated cash from operations of $687,000 during the second quarter, compared to $2.1 million during the second quarter last year.

Cash and cash equivalents at October 31, 2012 were $4.0 million, compared to $4.8 million reported at April 30, 2012. Total outstanding debt at October 31, 2012 was $18.6 million, a decrease of $2.7 million, compared to $21.3 million at April 30, 2012.

For the six-month period of fiscal 2013, total revenue was $20.0 million, compared to $22.6 million for the same period of the prior year. GAAP net income was $409,000 or $0.01 per share, compared to GAAP net loss of $983,000 or $0.08 loss per share last year. Non-GAAP net income was $1.2 million or $0.08 per share, compared to $2.2 million or $0.14 per share for the first six months of last year. Adjusted EBITDA was $2.8 million, compared to $4.1 million in the same period last year. Cash generated from operations was $1.3 million, compared to $3.1 million in the comparable period last year.

Commenting on results, Chief Executive Officer Todd Wille said, “During the first two quarters of the fiscal year, we rebuilt the eDiscovery executive team, significantly enhanced our cloud-based eDiscovery Platform, and added experienced sales professionals. We delivered a major new release of the Daegis eDiscovery Platform with enhanced self-service usability and our innovative technology assisted review solution known as Acumen. In addition, we right sized our cost structure to deliver profitability as we implement our plans to grow. We are extremely focused on execution and expect to see improved results in the second half of the year. In our database, archive and migration business segment, we saw stronger than anticipated performance with 14% growth quarter over quarter and 13% sequentially. We launched a major release of our AXS-One archive product, achieved significant archive and migration wins, and continued our trend of strong maintenance renewals.”

Investor Conference Call
Management will host a conference call today, November 29, 2012, at 2:00 p.m. PT (5:00 p.m. ET) to review the second quarter 2013 financial results. The call can be accessed by dialing (877) 941-1427 or (480) 629-9664 for international callers and providing the company name. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.daegis.com. A replay of the call will be available approximately two hours following the end of the call through 11:59 p.m. ET on December 9, 2012 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4576354#.

About Daegis Inc.
Daegis delivers eDiscovery and information management solutions. Daegis’ eDiscovery Platform combines technology and on-demand services to deliver end-to-end and cost-effective solutions for corporations and law firms. The Company’s information management business delivers solutions for developing, managing, modernizing, and archiving applications and business data. For additional information, visit www.daegis.com.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures and the Company’s Adjusted EBITDA, including how these measures are calculated, please see the tables in this release captioned "Reconciliation of GAAP to Non-GAAP Net Income" which includes a reconciliation of the GAAP results to Non-GAAP results as well as “Reconciliation of GAAP Operating Income to Adjusted EBITDA.”

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Wille. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events, circumstances or otherwise.

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DAEGIS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
Revenues:
eDiscovery	$4,043	$5,529	$8,116	$11,555
Database, archive, and migration	6,302	5,546	11,867	11,034
Total revenues	10,345	11,075	19,983	22,589

Operating Expenses:
Direct costs of eDiscovery revenue	2,222	2,234	4,377	4,632
Direct costs of database, archive, and migration revenue	1,273	1,352	2,555	2,700
Product development	1,802	1,863	3,686	3,838
Selling, general and administrative	4,146	4,428	9,179	9,376
Gain on sale of intangible assets	—	—	(1,000)	—
Total operating expenses	9,443	9,877	18,797	20,546
Income from operations	902	1,198	1,186	2,043

Other income (expense):
Loss on extinguishment of debt	—	—	—	(2,166)
Gain (loss) from change in fair value of common stock warrant liability	(188)	158	271	602
Interest expense	(400)	(469)	(842)	(1,369)
Other, net	(16)	(24)	(108)	26
Total other income (expense)	(604)	(335)	(679)	(2,907)

Income (loss) before income taxes	298	863	507	(864)
Provision for income taxes	46	68	98	119
Net income (loss)	$252	$795	$409	$(983)

Income (loss) per share:
Basic	$0.01	$0.05	$0.01	$(0.08)
Diluted	$0.01	$0.05	$0.01	$(0.08)

Weighted-average shares used in computing income (loss) per share
Basic	14,718	14,657	14,718	14,629
Diluted	14,729	14,809	14,723	14,629

DAEGIS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	April 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,037	$4,752
Accounts receivable, net	8,956	10,968
Prepaid expenses and other current assets	1,327	1,805
Total current assets	14,320	17,525

Property and equipment, net	2,438	2,827
Goodwill	11,706	11,706
Intangibles, net	7,921	8,690
Other assets, net	1,010	1,121
Total assets	$37,395	$41,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$398	$450
Current portion of long term debt	1,190	2,945
Accrued compensation and related expenses	2,032	2,465
Common stock warrant liability	298	569
Other accrued liabilities	999	819
Deferred revenue	6,602	8,412
Total current liabilities	11,519	15,660

Long term debt, net of current portion	17,364	18,306
Deferred tax liabilities	841	734
Other long term liabilities	1,165	1,148
Total liabilities	30,889	35,848

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred Stock	2	2
Common stock	15	15
Additional paid-in capital	99,989	99,860
Accumulated other comprehensive income	289	341
Accumulated deficit	(93,789)	(94,197)
Total stockholders’ equity	6,506	6,021
Total liabilities and stockholders’ equity	$37,395	$41,869

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
GAAP income from operations	$902	$1,198	$1,186	$2,043

Amortization of intangible assets	384	558	769	1,123
Stock based compensation expenses	154	245	330	473
Depreciation	277	279	555	509
Total adjustments to GAAP income from operations	815	1,082	1,654	2,105

Adjusted EBITDA	$1,717	$2,280	$2,840	$4,148

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (In thousands, except per share data)

GAAP net income (loss)	$252	$795	$409	$(983)

Amortization of intangible assets and warrant discount	384	558	769	1,166
Stock based compensation expenses	154	245	330	473
Gain from change in fair value of common stock warrant liability	188	(158)	(271)	(602)
Loss on extinguishment of debt	—	—	—	2,166
Total adjustments to GAAP net loss	726	645	828	3,203

Non-GAAP net income	$978	$1,440	$1,237	$2,220

Non-GAAP diluted earnings per share	$0.07	$0.10	$0.08	$0.14

Weighted average shares used in computing earnings per share:
Diluted	14,729	14,809	14,723	15,933